Raymond James Financial Analyst & Investor Day June 7, 2017 1

8:30 am Welcome & General Overview Paul Reilly 9:00 am Raymond James Bank Steve Raney 9:30 am Financial Review Jeff Julien 10:00 am Break 10:15 am Asset Management Group Jeff Dowdle 10:45 am Equity Capital Markets Jeff Trocin 11:15 am Private Client Group Dennis Zank AGENDA 2

FORWARD LOOKING STATEMENTS / NON-GAAP MEASURES Certain statements made in this presentation and the associated webcast may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise. Revenues and Pre-tax income figures shown in this presentation for the periods prior to October 1, 2016 do not reflect the October 1, 2016 adoption of the new consolidation guidance. This presentation also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Information regarding these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the financial measures prepared in accordance with GAAP. 3

WELCOME AND GENERAL OVERVIEW Paul Reilly Chairman and CEO, Raymond James Financial 4

OVERVIEW OF RAYMOND JAMES FINANCIAL *Pie chart above does not include intersegment eliminations or the Other segment 5 KEY FACTS (March 31, 2017) • Headquartered in St. Petersburg, FL • Founded in 1962; public since 1983 • Over 2,900 locations • United States, Canada and overseas • Approximately 7,200 financial advisors • $643 billion of client assets under administration • RJF shareholders’ equity of $5.2 billion • Market capitalization of approximately $11.0 billion • >20% capital (2x regulatory requirement) Q2 FYTD 2017 Net Revenues* $3,056,439,000

117 CONSECUTIVE PROFITABLE QUARTERS Earnings P er Share ( B a s ic ) Trailing 10 Years 6

OVERVIEW OF RAYMOND JAMES FINANCIAL VALUES-BASED CULTURE INTEGRITY INDEPENDENCE CONSERVATISM CLIENT FIRST 7

UNIQUE COMPETITIVE POSITION 8

UNIQUE COMPETITIVE POSITION 9

DIVERSE AND COMPLEMENTARY BUSINESSES 10 RAYMOND JAMES BANK PRIVATE CLIENT GROUP CAPITAL MARKETS ASSET MANAGEMENT Loans to institutional clients Research opinions Referrals Economic and industry research and perspectives Product due diligence and selection (AMS) Investment options (Eagle) High-quality research Corporate executive series Significant distribution capabilities Referrals Consumer loans (Mortgages, securities based lines of credit) Stable source of deposits

LONG-TERM, CONSERVATIVE VIEW 11 >2X Regulatory Requirement *Total Capital Ratio **Represents cash and cash equivalents as of March 31, 2017 (a portion of which resides in deposit accounts at RJ Bank) that was available to RJF without restrictions

ACQUISITIONS 12 Note: The acquisition of Scout Investments and Reams Asset Management was announced in April 2017 and is expected to close by the end of calendar 2017

RECOGNITION OF GROWTH, STABILITY 13 Rating

SYSTEM UPGRADES OPERATIONS SUPPORT RECRUITING ACQUISITIONS AREAS OF FOCUS 14

15 SYSTEM UPGRADES OPERATIONS SUPPORT ACQUISITIONS RECRUITING

• Minimize disruption • Maintain choice • Support advisors OUR APPROACH DOL FIDUCIARY RULE 16

Rank Firm Client Assets ($ billions) FAs Average/FA ($ millions) 1 Morgan Stanley Smith Barney $1,497 17,400 $86.0 2 Bank of America/Merrill Lynch $1,438 18,963 $75.8 3 Wells Fargo & Co. $1,100 21,057 $52.2 4 UBS $714 7,084 $100.7 5 Schwab Institutional $596 6,000 $99.3 6 Edward Jones & Co. $517 12,615 $41.0 7 Ameriprise Financial Services $341 12,036 $28.3 8 Fidelity Institutional Wealth Services $299 3,500 $85.3 9 LPL Financial $279 11,950 $23.3 10 RAYMOND JAMES* $262 5,080 $51.1 PRIVATE CLIENT GROUP RANKING – 2011 17 *Only includes AUA for PCG; Note: Data from various dates based on availability. The definitions for AUA and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates.

PRIVATE CLIENT GROUP RANKINGS – 2016 *Only includes AUA for PCG; Note: Data from various dates based on availability. The definitions for AUA and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates. As of 4/27/2017. 18 Rank Firm Client Assets FAs Average/FA ($ billions) ($ millions) 1 Bank of America / Merrill Lynch $2,509 16,830 $149.1 2 Morgan Stanley $2,103 15,763 $133.4 3 Wells Fargo & Co. $1,500 14,882 $100.8 4 UBS Americas $1,160 7,025 $165.1 5 Edward Jones & Co. $950 14,730 $64.5 6 RAYMOND JAMES* $604 7,146 $84.5 7 LPL Financial $502 14,185 $35.4 8 Ameriprise $447 9,789 $45.7

ADVISOR SATISFACTION – 2016 2016 J.D. Power Financial Advisor Satisfaction Study Results 19 J.D. POWER INDEPENDENT ADVISOR SATISFACTION SURVEY J.D. POWER EMPLOYEE ADVISOR SATISFACTION SURVEY 1 Edward Jones 928 2 Raymond James & Associates 901 3 LPL Financial 755 Industry Average 722 4 Merrill Lynch Wealth Management 715 5 Wells Fargo 687 1 Commonwealth 962 2 Raymond James Financial Services 914 3 Cambridge Investment Research 898 Industry Average 755 4 Ameriprise 753 5 LPL 737

ADVISOR REGRETTED ATTRITION FIRM OF CHOICE 20

PCG GROWTH INITIATIVES Advisor Support New Advisor Training – Advisor Mastery Program Geographic Expansion 21

Automation Collaboration Sophistication CONTINUED TECHNOLOGY INVESTMENT 22

Source: Top Municipal Underwriting Firms; Thomson Reuters Illustrative of Negotiated financings Rank Firm Par Amount ($ millions) Market Share (%) # of Issues 1 Citi 154,834.8 14.9 1,127 2 Bank of America Merrill Lynch 143,796.8 13.8 1,487 3 J P Morgan Securities LLC 111,662.2 10.7 909 4 Morgan Stanley 102,042.6 9.8 786 5 Goldman Sachs & Co 85,894.4 8.3 574 6 Barclays Capital 68,816.6 6.6 555 7 RBC Capital Markets 50,745.9 4.9 1,585 8 Wells Fargo & Co 27,511.7 2.7 788 9 Morgan Keegan & Co Inc 25,381.4 2.4 852 10 Piper Jaffray & Co 20,422.1 2.0 1,137 11 UBS Securities LLC 19,491.0 1.9 123 12 Siebert Brandford Shank & Co 18,818.7 1.8 147 13 George K Baum & Company Inc 12,916.8 1.2 759 14 Loop Capital Markets 10,975.2 1.1 104 15 Stone & Youngberg 10,649.0 1.0 452 16 Jefferies & Company Inc 9,720.3 .9 171 17 PNC Financial Services Group 8,807.8 .9 460 18 Stifel Nicolaus & Company Inc 8,347.1 .8 601 19 De La Rosa & Co 8,279.6 .8 178 20 Robert W Baird & Co Inc 7,163.4 .7 952 21 D A Davidson & Co 6,313.3 .6 1,051 22 Southwest Securities 5,722.7 .6 359 23 M R Beal & Co 5,677.8 .6 41 24 RAYMOND JAMES 5,491.6 .5 199 25 Ziegler Capital Markets 5,146.5 .5 147 26 Ramirez & Co Inc 5,145.5 .5 54 23 FIXED INCOME – 2011 MUNICIPAL UNDERWRITING RANKINGS

24 FIXED INCOME – 2016 MUNICIPAL UNDERWRITING RANKINGS Source: Thomson Reuters, 01/03/2017, National Lead Managed, Full to Book Rank Firm Par Amount ($ millions) Market Share (%) # of Issues 1 Bank of America Merrill Lynch 65,567.6 15.5 518 2 Citi 47,707.0 11.3 529 3 J P Morgan Securities LLC 41,358.2 9.8 402 4 Morgan Stanley 33,690.6 8.0 388 5 Wells Fargo & Co 26,125.8 6.2 326 6 RBC Capital Markets 23,855.8 5.6 717 7 Raymond James 18,017.2 4.3 802 8 Stifel Nicolaus & Co Inc 17,916.6 4.2 918 9 Barclays 16,943.7 4.0 128 10 Piper Jaffray & Co 16,421.6 3.9 676 11 Goldman Sachs & Co 16,119.9 3.8 90 12 Robert W Baird & Co Inc 10,790.7 2.6 945 13 Ramirez & Co Inc 7,175.0 1.7 48 14 Jefferies LLC 6,309.8 1.5 76 15 PNC Financial Services Group Inc 5,354.9 1.3 162

FIXED INCOME CAPITAL MARKETS GROWTH INITIATIVES Continued Product Development Fortify Depository Franchise Targeted Geographic Expansion Strategic M&A 25

LEAD/CO-MANAGER RANKING – 2016

Relative to All Banks

Rank	Lead/Co-manager	Deal Value ($MM)	# Offerings
1	JPMorgan	101,574.7	200
2	Bank of America Merrill Lynch	85,441.5	162
3	Wells Fargo Securities	67,283.4	160
4	Goldman Sachs	72,189.1	150
5	Morgan Stanley	70,848.4	147
6	Credit Suisse	66,796.2	145
7	Citi	72,342.0	141
8	Barclays	61,265.0	137
9	RBC Capital Markets	51,474.5	116
10	Stifel	17,651.2	94
11	**Raymond James & Associates Inc**	**23,057.6**	**92**
12	Deutsche Bank	48,418.4	91
13	SunTrust Robinson Humphrey Inc	32,294.5	81
14	BMO Capital Markets	33,525.0	75
15	Jefferies LLC	12,690.3	75
16	Piper Jaffray & Co	17,152.2	70
17	Scotiabank	44,081.3	66
18	KeyBanc Capital Markets	23,557.6	61
19	Robert W Baird & Co	13,386.9	60
20	Cowen & Company LLC	7,507.8	60
21	UBS	24,843.1	59
22	Canaccord Genuity Corp	11,978.5	59
23	BTIG LLC	20,239.4	49
24	William Blair & Co LLC	7,111.5	45
25	TD Securities Inc	31,078.9	43

Relative to Growth Company Focused Peers

Rank	Lead/Co-manager	Deal Value ($MM)	# Offerings
1	Stifel	17,651.2	94
2	**Raymond James & Associates Inc**	**23,057.6**	**92**
3	SunTrust Robinson Humphrey Inc	32,294.5	81
4	Jefferies LLC	12,690.3	75
5	Piper Jaffray & Co	17,152.2	70
6	Scotiabank	44,081.3	66
7	KeyBanc Capital Markets	23,557.6	61
8	Robert W Baird & Co	13,386.9	60
9	Cowen & Company LLC	7,507.8	60
10	Canaccord Genuity Corp	11,978.5	59
11	BTIG LLC	20,239.4	49
12	William Blair & Co LLC	7,111.5	45
13	Capital One Financial Corp	16,036.2	40
14	Wunderlich Securities Inc	8,850.7	38
15	Roth Capital Partners	1,981.2	37
16	Oppenheimer & Co Inc	6,400.6	34
17	CIBC World Markets	23,092.8	32
18	Stephens	7,575.7	32
19	Mitsubishi UFJ Financial Group	26,699.0	31
20	JMP Securities LLC	5,087.4	30
21	Leerink Partners LLC	3,996.1	30
22	Needham & Company LLC	3,503.4	30
23	Ladenburg Thalmann & Co Inc	2,722.7	29
24	Johnson Rice & Co	9,286.2	28
25	Guggenheim Partners LLC	7,489.7	26

Source: Dealogic; Data from 01/30/16 to 01/30/17; includes US Marketed IPO's & FO's for US Issuers raising greater than $10 million, excludes CEF's & SPAC's

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RAYMOND JAMES®

BOOKRUNNER RANKING – 2016

Relative to All Banks

Rank	Bookrunner	Deal Value ($MM)	# Offerings
1	JPMorgan	86,031.0	182
2	Bank of America Merrill Lynch	63,564.9	140
3	Goldman Sachs	62,533.0	136
4	Morgan Stanley	57,244.4	129
5	Credit Suisse	51,235.9	128
6	Wells Fargo Securities	40,565.5	119
7	Barclays	45,069.1	118
8	Citi	52,149.5	117
9	RBC Capital Markets	28,770.5	76
10	Jefferies LLC	10,471.9	70
11	Deutsche Bank	27,969.8	62
12	BMO Capital Markets	15,350.3	48
13	UBS	15,469.1	45
14	Stifel	4,453.3	43
15	Cowen & Company LLC	3,252.0	40
16	Raymond James & Associates Inc	4,492.3	39
17	Piper Jaffray & Co	3,321.3	39
18	Leerink Partners LLC	2,692.3	26
19	Robert W Baird & Co	3,419.8	23
20	KeyBanc Capital Markets	6,810.6	23
21	SunTrust Robinson Humphrey Inc	6,473.3	22
22	Scotiabank	10,989.0	18
23	Roth Capital Partners	374.7	17
24	William Blair & Co LLC	1,846.0	15
25	Cantor Fitzgerald & Co	674.6	14

Relative to Growth Company Focused Peers

Rank	Bookrunner	Deal Value ($MM)	# Offerings
1	Stifel	4,453.3	43
2	Cowen & Company LLC	3,252.0	40
3	Raymond James & Associates Inc	4,492.3	39
4	Piper Jaffray & Co	3,321.3	39
5	Leerink Partners LLC	2,692.3	26
6	Robert W Baird & Co	3,419.8	23
7	KeyBanc Capital Markets	6,810.6	23
8	SunTrust Robinson Humphrey Inc	6,473.3	22
9	Scotiabank	10,989.0	18
10	Roth Capital Partners	374.7	17
11	William Blair & Co LLC	1,846.0	15
12	Cantor Fitzgerald & Co	674.6	14
13	Sandler O'Neill & Partners	969.0	13
14	TD Securities Inc	13,460.1	12
15	Evercore Partners Inc	4,880.9	12
16	Canaccord Genuity Corp	530.4	11
17	HC Wainwright & Co LLC	187.3	10
18	Oppenheimer & Co Inc	1,122.9	9
19	Guggenheim Partners LLC	947.4	9
20	CIBC World Markets	6,916.8	9
21	National Securities Corp	116.5	8
22	Stephens	387.0	7
23	B Riley Financial Inc	176.0	7
24	Mizuho	4,695.8	6
25	Johnson Rice & Co	431.8	6

Source: Dealogic; Data from 01/30/16 to 01/30/17; includes US Marketed IPO's & FO's for US Issuers raising greater than $10 million, excludes CEF's & SPAC's

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RAYMOND JAMES®

ECM GROWTH INITIATIVES New Teams and Products Global M&A Bought Deals and Lending Opportunities 28

ASSET MANAGEMENT CURRENT STANDING Portfolio Performance 29

ASSET MANAGEMENT GROWTH INITIATIVES Acquisitions Products and Support Fee-based Penetration 30

RAYMOND JAMES BANK CURRENT STANDING 6.78% 9.34% 14.25% 15.99% 2011 2016 0.76% 1.04% 1.48% 1.52% 2011 2016 RETURN ON ASSETS RETURN ON EQUITY COMPARED TO ALL INSURED INSTITUTIONS* All Insured Institutions* RJ Bank *Data obtained from FDIC.gov for all insured institutions as well as RJ Bank for the quarters ending December 31, 2011 and December 31, 2016. Returns are the annualized return on assets and equity for the quarter ending December 31. 31

RAYMOND JAMES BANK INITIATIVES 32 Securities Based Lending Private Wealth Mortgage Securities Portfolio

CLIENT-FIRST, VALUES-BASED CULTURE INTEGRITY INDEPENDENCE CONSERVATISM CLIENT FIRST 33

RAYMOND JAMES BANK Steve Raney, President & CEO, Raymond James Bank 34

RAYMOND JAMES BANK RJ Bank’s vision is to maximize shareholder value through prudent investing, efficient operations and delivery of selected banking products that enhance client relationships while providing mutually beneficial opportunities for financial advisors and affiliates. Conservative Credit Standards Prudent Financial / Capital Management Strong Internal Controls / Regulatory Compliance Sustainable, Profitable Growth Serve Financial Advisors, Retail & Institutional Clients Business Model (as of March 31,2017) 35  Over $19 billion in Total Assets  Stable, low cost source of deposits  Flexible deposit base and capital base  Synergies with Private Client Group and Capital Markets segments  Diversified loan portfolio with $16.0 billion outstanding as of Q2 FY 2017, representing 11% year-over-year growth  Excellent credit-metrics:  Criticized loans down to 1.3%*  Nonperforming assets down to 0.27% *Based on Net Loans. Criticized loans represent the loan balances for all loans in the Special Mention, Substandard, Doubtful, and Loss classifications as utilized by the banking regulators. Note: RJ Bank does not have any loan balances within the Loss classification as these loans are considered uncollectable and are charged-off prior to assignment to this classification.

RAYMOND JAMES BANK Targeted lending strategy focused on corporate, commercial real estate and retail loans. Corporate (C&I) & Tax-Exempt Residential Mortgages Typically target: • Institutional / Capital Markets clients • Relatively mature industries • Near investment grade ratings • EBITDA greater than $25 - $50 million • No mezzanine lending • Mostly floating rate facilities • Target debt service coverage of at least 1.25x Tax-Exempt Lending: • Public Finance clients • Investment grade ratings • Generally secured by pledge of revenues or taxes Typically target: • Private Client Group clients • High credit quality / strong payment histories • Well collateralized loans • No Alt. A / subprime / negative amortizing mortgages Commercial Real Estate (CRE) Typically target: • Institutional / Capital Markets clients • REITs and stabilized properties – limited exposure to construction / development • Project finance loans are well collateralized and provided to experienced borrowers with good repayment histories Securities Based Lending Typically target: • High Net Worth Private Client Group clients • Flexible, LIBOR-based line of credit used for non- purpose lending • Collateralized by assets in brokerage accounts 36

RAYMOND JAMES BANK 37 6,548 7,992 8,821 10,964 12,988 15,211 15,995 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FYTD 17 NET LOAN GROWTH ($ millions) 18% 5 -YR CAGR* FYTD 17 is as of March 31, 2017. *5-year CAGR for period FY 2011 – FY 2016.

3.43% 3.50% 3.25% 2.98% 3.07% 3.04% 3.07% RAYMOND JAMES BANK 173 240 268 243 279 337 196 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 392* 269 336 347 352 414 494 279 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 Net Revenues ($ millions) Pre-Tax Income ($ millions) 14% 5-YR CAGR 559* Net Interest Margin Net Revenues * Six months of fiscal 2017, annualized. Notes: Charts not to scale; FYTD 17 includes first two quarters of fiscal year 2017. 38 A N N U A L IZ E D A N N U A L IZ E D

RAYMOND JAMES BANK Commercial and Industrial, 44.9% Commercial Real Estate, 18.5% Residential Mortgages, 17.4% Securities Based Loans, 12.7% Tax Exempt Loans, 5.3% Loans Held for Sale, 1.2% LOAN COMPOSITION (% of total loans, Q2 FY 2017) 100% = $16.0 billion (net) YEAR-OVER-YEAR GROWTH RATES 39 24.0% 39.6% 20.9% 27.0% 15.7% 0.0% 11.3% Commercial and Industrial Commercial Real Estate Residential Mortgages Securities Based Loans Tax-Exempt Loans Loans Held For Sale Total Loan Portfolio

RAYMOND JAMES BANK 40 Average Yield FYTD Q2-FY16 vs Q2-FY17 FYTD Q2-FY 16 FYTD Q2-FY 17 ($ millions) Average Balance Average Yield Average Balance Average Yield Cash $834 0.42% $934 0.67% Securities $421 1.55% $1,043 1.59% C&I $7,079 3.65% $7,422 3.75% CRE $2,333 3.03% $2,805 3.45% Mortgage $2,077 2.89% $2,648 2.91% SBL $1,611 2.91% $1,992 3.17% Tax-Exempt $553 4.17% $832 3.97% Loans Held for Sale $161 3.10% $159 3.08% Other $159 2.35% $152 2.46% Total $15,229 3.14% $17,987 3.22%

RAYMOND JAMES BANK 41 RJ BANK SECURITIES PORTFOLIO STRATEGY Substantially increases balance sheet liquidity and stable funding by adding agency-backed MBS/CMOs and FDIC-insured retail deposits to the balance sheet over the next five years. Current Plan Focus on Credit Risk Which is subject to change, is to increase the portfolio ~$1.5 billion per year to a total of approximately $6 billion portfolio by fiscal 2021. To minimize credit risk, securities will all be agency-backed MBS and agency-backed CMOs with a targeted average duration of ~3 years. Incremental Yield Based on the slope of the yield curve, the securities portfolio is expected to yield an incremental ~100 bps over net fees from third party banks in the Raymond James Bank Deposit Program in return for more duration risk. Other Benefits

33,655 25,894 2,565 13,565 23,570 28,167 6,888 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FYTD 17 1.64% 1.18% 0.99% 0.69% 0.39% 0.50% 0.27% FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FYTD 17 2.18% 1.81% 1.52% 1.33% 1.32% 1.30% 1.17% FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FYTD 17 RAYMOND JAMES BANK PROVISION EXPENSE ($ thousands) NET CHARGE OFFS ($ thousands) NONPERFORMING ASSETS (% of total assets) ALLOWANCE FOR LOAN LOSSES (% of loans) 34,995 24,214 13,309 1,747 -2,757 3,009 17,885 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FYTD 17 Notes: Charts not to scale; FYTD 16 includes first and second quarters of fiscal year 2017. KEY CREDIT TRENDS 42

RAYMOND JAMES BANK 43 Establish and maintain interest rate risk measuring system Formulate and execute strategies to manage interest rate risk (e.g. hedging strategies) Identify potential interest rate risk arising from existing or new products or activities Monitoring economic conditions and rate environment for adverse trends or opportunities Review validation and internal audit findings and take prompt remedial action Authorize Asset Liability Policy changes and exceptions INTEREST RATE RISK MANAGEMENT OVERVIEW

RAYMOND JAMES BANK 44 DURATION PROFILE (March 31, 2017) ($ millions) Balance Duration (years) Weighted Average Life (years) Cash $1,134 - - Securities $1,583 2.9 3.8 C&I $7,281 0.4 2.7 CRE $3,002 0.1 2.7 Mortgage $2,816 3.1 5.7 SBL $2,061 0.1 3.4 Tax-Exempt $852 4.8 6.9 Other $450 - - Total $19,179 1.1 3.3

RAYMOND JAMES BANK 45 CONTRACTUAL MATURITIES OF LOAN PORTFOLIO (March 31, 2017) Due In ($ millions) < 1 Year 1 – 5 Years > 5 Years Total* Loans Held for Sale 0.6 27.1 166.6 194.3 C&I Loans 54.6 4,115.9 3,110.7 7,281.2 CRE Loans** 491.7 1,943.2 566.8 3,001.8 Tax-exempt Loans - 5.3 846.8 852.0 Residential Mortgages 3.1 2.5 2,810.3 2,816.0 SBL 2,053.9 7.5 - 2,061.5 Total 2,603.9 6,101.6 7,501.1 16,206.7 2,604 6,102 7,501 < 1 Year 1 - 5 Years > 5 Years Note: Table above includes contractual principal payments, but does not includes any estimates of prepayments. These prepayments could shorten the average lives and cause the actual timing of the loan repayments to differ significantly from those shown in the table above. *Excludes any net unearned income and deferred expenses. **Includes CRE construction loans and CRE loans.

RAYMOND JAMES BANK 46 ECONOMIC VALUE OF EQUITY (EVE) SUMMARY (March 31, 2017)  Point-in-time analysis of current interest- earning assets and interest-earning liabilities  Incorporates all cash flows over their estimated remaining lives, discounted at current rates  Provides an indicator of future earnings and capital levels as the changes in EVE indicate the anticipated change in the value of future cash flows. Instantaneous Changes in Rate (“Rate Shock”) Projected Change in EVE +300 -16.44% +200 -11.68% +100 -5.49% 0 0.00% -100 -12.40%

RAYMOND JAMES BANK 47 HEDGING SUMMARY (March 31, 2017) $ thousands Balance as of 3/31/2017 Balance $1,582,968 Average Life 3.79 Effective Duration 2.87 TOTAL PORTFOLIO LOANS MORTGAGE BACKED SECURITIES $ thousands No Change Shock up 200 bps % Change 12 Month Net Interest Income $653,467 $612,835 -6.22% Economic Value of Equity % 16.04% 14.40% -11.68% $ thousands Balance as of 3/31/2017 % of Total Assets 5+ year exposure $2,582,860 13.90% 10+ year exposure $1,228,690 6.61% 15+ year exposure $106,404 0.57% Hedge 8.11Y WAM 1.93% WAC $650,000 Net 5+ Year Exposure less Hedge $1,932,860 10.40% Net 10+ Year Exposure less Hedge $578.690 3.11%

RAYMOND JAMES BANK Growth in the securities portfolio Resilient net interest margins; poised for rising rates given contained fixed-rate exposure with some offset from growing the fixed-rate securities portfolio OUTLOOK Continued growth in loan portfolio with focus on expanding synergies with PCG and Capital Markets 48

FINANCIAL REVIEW Jeff Julien CFO, Raymond James Financial 49

TRACK RECORD OF PROFITABLE GROWTH NET REVENUE GROWTH ($ millions) 50 3,334 3,807 4,485 4,861 5,200 5,403 3,056 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 3.9% 14.3% 14.2% 17.8% Net Revenues* Recurring Revenues* (%) 55.0% 55.5% 56.3% 61.3% 8.4% 64.3% 7.0% 66.2% 10.1% 5-YR CAGR Annual Growth *Includes fee-based accounts, investment advisory fees, interest income, cash sweep fees, and financial service fees (% is based on total revenues) **First six months of fiscal 2017, annualized 6,112** 68.2%

461 472 564 748 798 801 372 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 27.5% 2.2% 19.7% 32.6% 11.7% 5-YR CAGR PRE-TAX INCOME GROWTH GAAP ($ millions; %) 6.7% Annual Growth 0.3% 13.8% 12.4% 12.6% 15.4% 15.4% 14.8% 12.2% Pre-Tax Income (GAAP) Pre-Tax Margin* (GAAP) *Based on net revenues. **First six months of fiscal 2017, annualized 744** 51 A N N U A L IZ E D TRACK RECORD OF PROFITABLE GROWTH

15.1% 14.0% 14.4% 15.4% 15.4% 15.6% 17.1% 503 533 644 748 798 841 524 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 1. For a reconciliation of the GAAP to non-GAAP measures, please see the Schedules of Non-GAAP Information in the Appendix. 2. Based on net revenues. 3. There were no non-GAAP adjustments during these periods. 4. First six months of fiscal 2017, annualized. 38.9% 6.0% 20.9% 16.1% 10.9% 5-YR CAGR PRE-TAX INCOME GROWTH NON-GAAP1 ($ millions; %) 6.7% Annual Growth 5.4% Pre-Tax Income (Non-GAAP) Pre-Tax Margin2 (Non-GAAP) 1,0484 3 3 52 A N N U A L IZ E D TRACK RECORD OF PROFITABLE GROWTH

PRE-TAX INCOME BY CORE SEGMENT ($ millions) 220 215 230 330 342 341 83 76 102 131 107 139 66 67 96 128 135 132 173 240 268 243 279 337 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 Note: Historical figures may not tie perfectly to other financial reports due to accounting changes, etc. 53 PCG RJ Bank Capital Markets Asset Management TRACK RECORD OF PROFITABLE GROWTH PCG RJ Bank Capital Markets Asset Management

15.7 15.6 13.0 7.9 10.6 11.3 9.7 10.6 12.3 11.5 11.3 23.2 8.9 5.4 8.1 8.7 9.6 10.3 10.6 11.1 9.9 11.0 FY 2006 FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 RJF Competitor Group Median* * All numbers represented in bar chart are GAAP (for both RJF and Competitor Group). Competitor Group includes GS, MS, SF, LPLA, PJC, SCHW, LAZ (Source: RJF Financial Reports; SNL Financial). 8% pts. 18% pts. RETURN ON EQUITY RJF VS. COMPETITOR GROUP* (%) 54 TRACK RECORD OF PROFITABLE GROWTH

BALANCE SHEET HIGHLIGHTS Total Assets $32.9 billion Equity Attributable to RJF $5.2 billion Consolidated Cash $2.6 billion Shares Outstanding 143.5 million Book Value Per Share $36.28 Leverage (Assets / RJF Equity) 6.3x Leverage Ex. RJ Bank 4.0x Total Capital Ratio 22.7% Tier 1 Leverage Ratio 14.5% (March 31, 2017) Approximately $1 billion at RJF* 10% 5% To be Considered “Well Capitalized” 55 *Represents cash and cash equivalents as of March 31, 2017 (a portion of which resides in deposit accounts at RJ Bank) that was available to RJF without restrictions

CONSERVATIVE FINANCIAL MANAGEMENT

~$1 BILLION OF CASH USES IN FY 2016

~$460 MILLION* acquisitions and related retention	**$250 MILLION** debt repayment
$113 MILLION dividend payments	**$145 MILLION** open market share repurchases

CAPITAL MANAGEMENT

Debt Issuance:
Opportunistically issued $800 million of senior notes in July 2016 - $500 million of 3.625% 10-year notes, $300 million of 4.95% 30-year notes

Dividends:
Target is typically 15-25% of earnings. In market downturns, the company maintains its most recent dividend if feasible

Securities Repurchases:
Historically, an opportunistic approach. Typically target stock repurchases when the price of RJF stock falls to relatively low price multiples and to purchase shares surrendered by employees as payment for option exercises

	Q1 FY 2015	Q2 FY 2015	Q3 FY 2015	Q4 FY 2015	Q1 FY 2016	Q2 FY 2016	Q3 FY 2016	Q4 FY 2016	Q1 FY 2017	Q2 FY 2017
Dividend Payout	20.7%	23.4%	19.8%	20.5%	27.4%	23.0%	23.0%	16.8%	22.0%	28.6%
Dividend per Share**	$0.18	$0.18	$0.18	$0.18	$0.20	$0.20	$0.20	$0.20	$0.22	$0.22
Earnings per Diluted Share (GAAP)	$0.87	$0.77	$0.91	$0.88	$0.73	$0.87	$0.87	$1.19	$1.00	$0.77

Average Dividend Payout

22.5%

*Includes approximately $40 million of acquisition-related expenses.
**Dividends declared. Timing of quarterly dividends based on payment date to shareholders

56

RAYMOND JAMES®

57 Notes: chart as of May 2017 to account for the May 2017 debt issuance. $ millions; Coupon CONSERVATIVE FINANCIAL MANAGEMENT 2019 2024 2026 2046 $300 @ 8.60% $250 @ 5.625% $500 @ 3.625% $800 @ 4.95% $500 ~$97.6 million of annual interest expense $1.85 billion of senior debt Maturity Interest Expense per Year ($ millions) $25.8 $14.1 $18.1 $39.6 Reopened in May 2017, issuing an additional $500 million $300 CORPORATE DEBT Vintage 2009 2012 2016 2016

CONSERVATIVE FINANCIAL MANAGEMENT 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% DOMESTIC CLIENT CASH SWEEP BALANCES* TO TOTAL CLIENT ASSETS UNDER ADMINISTRATION (%) 8.0% Average * Does not include cash held through non-money market mutual funds or cash equivalents, etc. Domestic retail business only. For the past several quarters, client cash balances to total client assets have remained below the historical averages. 58

CONSERVATIVE FINANCIAL MANAGEMENT

OVERVIEW OF SENSITIVITY TO CHANGES IN SHORT-TERM INTEREST RATES
(March 31, 2017; $ billions)



DOMESTIC CLIENT CASH SWEEPS BALANCES
(~$46)
Brokerage Client Cash / Client Interest Program (~$4)
Raymond James Bank Deposit Program (RJBDP) (~$40)
Money Market Mutual Funds (~$2)
to Raymond James Bank (~$16)
to unaffiliated banks (~$24)
CORRESPONDING ASSETS
Client Margin Loans (~$2)
Segregated Assets (~$2¹)
Raymond James Bank's Earning Assets (~$16³)
Off-Balance Sheet Assets Earning Fees (~$26)
• NII to PCG Segment
• NII to PCG Segment
• NII to Raymond James Bank
• Account and Service Fees to PCG Segment²
• Account and Service Fees to PCG Segment

1. Segregated assets of $2 billion reflect portion attributable to corresponding cash balances, the actual amount of $3 billion includes other items. 2. These Account and Service Fees from RJ Bank to PCG are eliminated in the consolidated financial statements 3. Average earning assets for RJ Bank was ~$18 billion for the period; the ~$16 billion represents the estimated amount funded with Client Cash (the other portion funded with capital, other borrowings, and other cash balances). Note: The diagram does not contain all of the firm's interest bearing assets and liabilities; instead, the diagram is intended to only illustrate those interest bearing assets and liabilities that are related to domestic client cash balances; the numbers on this page are directional any may not tie perfectly to other financial reports; numbers may not add due to rounding

59

RAYMOND JAMES®

CONSERVATIVE FINANCIAL MANAGEMENT DEPOSIT RATES FOR RAYMOND JAMES BANK DEPOSIT PROGRAM AND CLIENT INTEREST PROGRAM (May 18, 2017) 60 Note: Additional information about these programs, as well as information regarding SIPC coverage and FDIC insurance, is available on www.raymondjames.com.

61 PROJECTED BENEFIT FROM INCREASE IN SHORT-TERM INTEREST RATES March 2017 increase of 25 basis points had a favorable impact of ~$4 million in the fiscal second quarter of 2017 (March 31, 2017) Domestic Client Cash Sweep Balances $45.8 billion Benefit Received in Quarter Ended 3/31/17 Expected Future Benefit Projecting to earn an incremental benefit to pre-tax income of $15-$20 million on a quarterly basis for the remaining half of fiscal 2017

FINANCIAL TARGETS FIRM TARGETS: PRE-TAX MARGIN*, COMPENSATION RATIO*, AND RETURN ON EQUITY Metric Target** Commentary Pre-Tax Margin* >17% • Targets by segment: PCG (11%+), Capital Markets (15%), Asset Management (30%+) Compensation Ratio* <67% Return on Equity 14%-15% *On net revenues. Note: The firm targets above are based on current market / interest rate environment and assume a similar revenue level / business mix as FYTD 2017. These targets are operating targets that exclude any potential non-GAAP expenses. Achieving these targets could be impacted by various factors. 62

ASSET MANAGEMENT GROUP Jeff Dowdle, President, Asset Management Group 63

ASSET MANAGEMENT GROUP 64 Balances as of 3/31/2017 Asset Management Services (“AMS”)  $61.5 billion of financial assets under management  $135 billion of assets in non- discretionary asset-based programs  Offers discretionary and non- discretionary fee-based programs – both managed and non-managed – exclusively to Private Client Group advisors and clients Raymond James Trust  $5.1 billion of client assets  Provides a broad range of personal trust services exclusively to Private Client Group advisors and clients Carillon Tower Advisers (“CTA”)  $29.2 billion of financial assets under management  ~$5.3 billion of assets in non- discretionary asset-based programs  Offers a variety of equity and fixed income objectives managed by highly experienced portfolio management teams  Provides separately managed accounts and mutual funds to institutional and retail clients The Asset Management segment includes the Asset Management Services Division, Carillon Tower Advisers (CTA), and Raymond James Trust.

ASSET MANAGEMENT GROUP 65 FINANCIAL ASSETS UNDER MANAGEMENT ($ billions) Note: FYTD 17 includes first two quarters of fiscal year 2017. *Excludes non-managed AMS fee-based assets 19.6 27.0 32.9 40.6 43.4 54.5 61.5 16.1 20.0 27.9 28.8 25.7 27.2 29.2 (3.6) (4.2) (4.8) (4.8) (3.9) (4.7) (5.1) FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 AMS* CTA Managed for affiliates 19% 5-YR CAGR 85.6 77.0 65.2 64.6 56.0 42.8 32.1

66 67 96 128 135 132 80 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 227 237 293 370 392 404 231 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 160* 66 * First two quarters of fiscal 2017, annualized. Notes: Charts not to scale; FYTD 17 includes first two quarters of fiscal year 2017. 462* ASSET MANAGEMENT GROUP 12% 5-YR CAGR 15% 5-YR CAGR A N N U A L IZ E D A N N U A L IZ E D Net Revenue ($ millions) Pre-Tax Income ($ millions)

ASSET MANAGEMENT GROUP

Carillon Tower Advisers (CTA) is structured as a multi-channel asset management specialist, supporting autonomous investment teams dedicated to proprietary research with a focus on consistent performance and alpha generation

CARILLON TOWER ADVISERS PLATFORM



Multi-Boutique Corporate Structure
Business Services
Legal
Compliance
Accounting
Real Estate
Human Resources
IT
Mutual Fund Administration
Raymond James Financial
Carillon Tower Advisers
(Est. 2016)
Marketing and Distribution
85+ marketing and sales associates
Dedicated RFP team
Institutional, Retail, DCIO, VA/Sub-advised, RIA
Previous Platform
Eagle Asset Management, Inc.
ClariVest Asset Management, LLC
Cougar Global Investments Ltd.
Future Affiliates
Tuck-in Acquisition
Lift-outs
2012
2015
Tuck-in Acquisition
Lift-outs
1976

67

RAYMOND JAMES®

ASSET MANAGEMENT GROUP 68 DIVERSIFICATION BY PERCENTAGE OF ASSETS UNDER ADMINISTRATION U.S. Small Cap/SMID/Mid Cap FY 2011 FY 2017* U.S. Large Cap Fixed Income International 62% 15% 22% 1% 46% 24% 24% 5% * Period also includes 1% concentration of Other, which includes global, micro and tactical allocation strategies

U.S. Small Cap, 36% Fixed Income, 24% U.S. Large Cap, 24% U.S. SMID / Mid Cap, 10% International, 5% [CATEGORY NAME]*, [VALUE] CTA FINANCIAL ASSETS UNDER MANAGEMENT (March 31, 2017) ASSET MANAGEMENT GROUP 69 Institutional 39.1% Subadvisory 3.0% Eagle Funds 26.2% Retail SMA 31.7% BY DISTRIBUTION CHANNEL 100% = $29.3 billion BY STRATEGY 100% = $29.3 billion * Other includes global, micro and tactical allocation strategies

ASSET MANAGEMENT GROUP NET FLOWS OF FINANCIAL ASSETS UNDER MANAGEMENT – CTA AND AMS* *Excludes non-discretionary asset-based programs 70 **First two quarters of fiscal 2017, annualized. 9.7% 8.4% 9.1% 6.4% 4.0% 9.2% 5.3% FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 A n n u a liz e d 2011-2016 Average: 7.9% For FYTD 2017, net flows in non-discretionary asset-based programs are annualizing at 18.0% 10.6%**

INVESTMENT PERFORMANCE HIGHLIGHTS VS. PEER GROUPS FREEDOM EXCESS RETURNS 3Y 5Y 10Y Conservative Balanced (50%/50%) +0.7% +0.7% +0.5% Balanced (65/35) +0.6% +0.6% +0.7% Balanced with Growth (80/20) +0.2% +0.5% +0.3% Growth (100% Equity) -0.9% 0.0% -0.8% ASSET MANAGEMENT GROUP 71  Over the past five years, 73% of Eagle fixed income and equity products beat their benchmarks  Over the past ten years, 95% of Eagle fixed income and equity products beat their benchmarks All figures above are as of March 31, 2017. AMS Managed Performance CTA Managed Performance

SCOUT AND REAMS ACQUISITION 72 STRATEGIC RATIONALE Fixed Income AUM by Style (% of Assets) Strategy CTA Scout and Reams Core <1% 4% Core Plus <1% 30% Balanced / MDA - - Gov’t Securities <1% - HQT / HQTF 49% - MMIS / TMIS 13% - Short-term Cons <1% - Special Fixed 11% - SIP 13% - Unconstrained - 29% Low Duration - 18% Long Duration - 15% Intermediate - <1% Other - <1% Growth & Income <1% - Bolsters CTA’s Fixed Income Offerings 1 12.0% 88.0% 88.0% 12.0% CTA Scout & Reams Fixed Income Distribution Channels Retail Institutional

SCOUT AND REAMS ACQUISITION 73 STRATEGIC RATIONALE Strong Performance Track Record At-Scale Business with Opportunity for Margin Expansion  $27-$28 billion of AUM* (~$23 billion in fixed income, ~$5 billion in equities)  $10+ billion in mutual funds  Significant growth capacity in fixed income, international equity and mid-cap equity  Pro Forma Combined CTA AUM  ~$60 billion  Good long-term Fixed Income and Mid-cap equity performance  Improving International Equity results Fixed Income  Top-quartile performance over 5,7,10-year periods for most products Equity  Mid cap core product in the top quartile 8 out of the last 10 years  International product outperforming benchmark over 1, 3, 5, 7, 10-year periods 2 3 *As of December 2016

SCOUT AND REAMS ACQUISITION 74 INTEGRATION UPDATE CLIENTS EMPLOYEES  Post announce – positive feedback from institutional clients, consultants, and intermediary platforms  Currently expect very good asset retention based on positive indications from clients to date  Most common feedback – deal makes sense (product and cultural alignment)  CTA, Scout and Reams teams – generally optimistic  Reams associates and Scout investment teams “looking forward to enhanced distribution”  Key investment professionals are under employment contracts  CEO and COO signed employment agreements BUSINESS  Overall, clients remain satisfied, business continues to operate independently  AUM increased $0.5 billion, while T12 revenues have increased $2 million since CY 2016  Performance – no material deviations during the first quarter of the calendar year TIMELINE  On track to close by the end of calendar year 2017

ASSET MANAGEMENT GROUP 75 OUTLOOK The outlook for the Asset Management segment is continued growth of assets, largely driven by growth in the Private Client Group and a focus on acquisitions and lift outs to diversify and strengthen the array of products for clients. A structural headwind expected to continue impacting the Asset Management business is the trend from actively managed products to passive products. Attractive Growth of Fee Based Assets, both Managed and Non-Discretionary DOL Fiduciary Rule Trend from Active to Passive

EQUITY CAPITAL MARKETS Jeff Trocin, President, Global Equities & Investment Banking 76

ECM (US/Europe) 44% Fixed Income 41% Tax Credit Funds 8% ECM (Canada / Other) 7% FYTD 2017 CAPITAL MARKETS SEGMENT NET REVENUE 100% = $489 million CAPITAL MARKETS SEGMENT 77

691 812 938 953 960 1,000 489 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 83 76 102 131 107 139 63 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 125* 78 * First two quarters of fiscal 2017, annualized. Notes: Charts not to scale; FYTD 17 includes first two quarters of fiscal year 2017. 978* CAPITAL MARKETS SEGMENT 8% 5-YR CAGR 11% 5-YR CAGR Net Revenue ($ millions) Pre-Tax Income ($ millions) A N N U A L IZ E D

$53 $118 $226 $207 $366 FY 95 FY 99 FY 04 FY 09 FY 16 EQUITY CAPITAL MARKETS ECM Formalized: 1996 EQUITY CAPITAL MARKETS (UNITED STATES / EUROPE) Net Revenues ($ millions) 79

294 281 373 409 407 366 215 FY 11 FY 12 FY13 FY 14 FY 15 FY 16 FYTD 17 EQUITY CAPITAL MARKETS EQUITY CAPITAL MARKETS (UNITED STATES / EUROPE) Net Revenues ($ millions) 4% 5-YR CAGR 430* * First two quarters of fiscal 2017, annualized. Notes: FYTD 17 includes first two quarters of fiscal year 2017. A N N U A L IZ E D 80

261 230 247 261 247 228 124 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 EQUITY CAPITAL MARKETS INSTITUTIONAL EQUITY COMMISSIONS ($ millions) 248* * First two quarters of fiscal 2017, annualized. Notes: FYTD 17 includes first two quarters of fiscal year 2017. 81 A N N U A L IZ E D

139 126 194 215 214 189 107 FY 11 FY 12 FY13 FY 14 FY 15 FY 16 FYTD 17 EQUITY CAPITAL MARKETS U.S. CORPORATE FINANCE DEPARTMENT REVENUES ($ millions) 6% 5-YR CAGR 214* * First two quarters of fiscal 2017, annualized. Notes: FYTD 17 includes first two quarters of fiscal year 2017. A NNU A L IZE D A N N U A L IZ E D 82

87 80 132 148 161 156 86 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 EQUITY CAPITAL MARKETS 1 Merger and acquisition fees and private placement advisory fees 172* * First two quarters of fiscal 2017, annualized. **Merger & Acquisition and Private Placement Notes: FYTD 17 includes first two quarters of fiscal year 2017. A N N U A L IZ E D 12% 5-YR CAGR M&A/PP** ADVISORY REVENUES ($ millions) 83 A N N U A L IZE D

RECENT ACCOLADES EQUITY CAPITAL MARKETS  2016 Investment Bank of the Year  Middle Market Medical Services and Materials Deal of the Year  Middle Market Deal of the Year ($500 million - $1 billion)  Divestiture Deal of the Year  Out-of-court Restructuring of the Year 84

Tech 235 Consumer 99 Energy 157 Financial Services 220 Real Estate 76 Health Care 128 >$5 billion, 38% <$500 million, 14% $500mil-$2 billion, 26% $2-5 billion, 22% EQUITY CAPITAL MARKETS U.S. EQUITY RESEARCH* 949 Total Companies As of December 31, 2014 85 *As of March 31, 2017 Industry Focus Market-Cap Focus Transportation 69

 50 Senior Analysts  949 Covered Companies Global Equity Research U.S. Equity Research EQUITY CAPITAL MARKETS  16 Senior Analysts  207 Covered Companies Canada Equity Research  9 Senior Analysts  114 Covered Companies Europe/LatAm Equity Research Note: Analyst and coverage data per Raymond James March 2017 Global Equity Research Register 86 2nd in the 2017 Greenwich SMID PM Study Top 5 Relationship for SMID-Cap PMs SMID-Cap Sales and Corporate Access Quality Most Useful Conferences Share of SMID-Cap Industry Research Citations Ranking 1 2 Overall Penetration in U.S. SMID-Cap Research Research Product and Analyst Service Quality Best U.S. Equity Trading Coverage for SMID-Cap Equities

EQUITY CAPITAL MARKETS As of February 15, 2015 87 SELECT ACQUISITIONS 2011 2009 2012 PAST ACQUISITIONS  Based in Munich Germany, a leading middle market M&A advisory firm focused on the technology, industrial, healthcare, consumer and business services sectors  Founder serves as the Head of RJF”s European Investment Banking  Combination of the two firms provides:  A platform for future international growth  Expanded global international coverage  Cross-border transaction expertise  Greater private equity relationships

POWERFUL CROSS-BORDER CAPABILITIES


HEADQUARTERS
IB / ER OFFICE
Calgary
Vancouver
Toronto
Boston
Chicago
New York
Baltimore
Denver
Washington, DC
San Francisco
Nashville
Memphis
Raleigh
Atlanta
Dallas
Houston
St. Petersburg

Canada

- **50+** investment banking and research professionals
- **~150** M&A and equity transactions closed since **FY13**
- **Over 200** covered companies

United States

- **400+** investment banking and research professionals
- **600+** M&A transactions and equity offerings closed since **FY13**
- **Ranked #1** in 2016 by Greenwich Associates in overall research and analyst quality


London
Munich
Paris

Europe

- **30+** investment banking and research professionals
- **65+** M&A transactions and equity offerings closed since **FY13**
- **Over 100** covered companies



Asia

- **8** M&A transactions with Asian involvement closed since **FY13**
- Sell-side transaction for Asian client closed in FY16

88

RAYMOND JAMES®

EQUITY CAPITAL MARKETS OUTLOOK The investment banking pipeline for the second half of fiscal 2017 is strong for both underwriting and M&A Continued market pressure on secondary commissions amid potential outflows for both mutual funds and hedge funds (i.e. trend from active to passive) 89

PRIVATE CLIENT GROUP Dennis Zank, COO, Raymond James Financial 90

Over financial advisors PRIVATE CLIENT GROUP 91 Over 2,900 locations, including major financial centers in North America and abroad More than client accounts Approximately in PCG client assets under administration ~3 million 7,200 $611 billion As of March 31, 2017

PRIVATE CLIENT GROUP The Private Client Group segment includes multiple affiliation options – referred to as AdvisorChoice® – as well as support functions, including technology, operations and practice management. 92

PRIVATE CLIENT GROUP Raymond James is one of the largest private client firms in the industry. *Only includes AUA for PCG; RJF client assets and FA count are as of March 31, 2017; Note: Data from various dates based on availability. The definitions for client assets and FAs may be inconsistent across companies; rankings exclude RIA custodians but include independent B/Ds. Sources: Various company reports, company presentations, news releases, estimates. Rank Firm Client Assets FAs ($ billions) 1 Bank of America / Merrill Lynch $2,585 16,576 2 Morgan Stanley 2,187 15,777 3 Wells Fargo & Co. 1,800 14,657 4 UBS Americas 1,111 7,025 5 Edward Jones & Co. 963 14,919 6 RAYMOND JAMES* 611 7,222 7 LPL Financial 509 14,377 8 Ameriprise 499 9,668 93

PRIVATE CLIENT GROUP 94 CLIENT SATISFACTION NET PROMOTER SCORE 10% 20% 30% 40% 50% 60% 70% 80% Raymond James Client Raymond James Client >$1MM Financial Services Average “excellent” Source: 2016 Client Satisfaction Surveys; 2016 Temkin Study; Promoters rank satisfaction 9 or 10 on a scale of 1-10; detractors are 6 or lower. Net promoters are promoters minus detractors.

PRIVATE CLIENT GROUP 95 ADVISOR SATISFACTION NET PROMOTER SCORE Source: RJ 2016 “External Advisor Survey” and 2015/2016 Internal Satisfaction surveys; Promoters rank satisfaction 9 or 10 on a scale of 1-10; detractors rank 6 or lower. Net promoters are promoters minus detractors. -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% Raymond James New Advisor Raymond James Tenured Advisor Competitor Competitor Competitor Competitor* Competitor “excellent”

RECRUITING 96  Over 6,100 $1+ million producing advisors within 30 miles of an AB branch  Over 1,300 of these advisors are closer to AB branches than their current office Note: Raymond James includes combined results from the firm’s two primary broker/dealers, Raymond James and Associates (RJA) and Raymond James Financial Services (RJFS) 1. Source: Wealth-X American Ultra Wealth Ranking 2014-2015 2. Sources: Advisory Recruiting CRM, Discovery Financial, internal competitive intelligence. Pipeline 139 Total FAs  121 FAs for existing AB offices  18 FAs in new cities for potential expansion Recruiting  5 FAs joined  2 FAs committed since acquisition closing AB branches in 12 of the top 30 US cities ranked by UHNW population1 Market Opportunity2 6% 8% 11% 16% 16% Top 5 Sources for New FAs Average T12 Recruited (000s) FYTD 2017 992 2016 937 2015 788

FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 Q2 17 Employees ICs 254 368 403 451 453 574 611 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 Q2 17 PRIVATE CLIENT GROUP CAGR: 5-Year 2016 17.7% 5-YR CAGR 6.5% 5-YR CAGR 97 Assets Under Administration ($ billions) # of Advisors 5,216 6,210 6,197 6,265 6,596 7,222 7,146

2,192 2,485 2,931 3,290 3,520 3,627 2,132 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 PRIVATE CLIENT GROUP Notes: FY 2012 and 2013 results were adversely impacted by acquisition-related and certain other expenses that were not included in the “Other” segment prior to retail platform consolidation in Feb. 2013. FYTD 17 Pre-Tax Income was negatively impacted by the Jay Peak settlement. Charts not to scale; FYTD 17 includes first two quarters of fiscal year 2017; CAGR: 5-Year 2016 Consistent growth in revenue and pre-tax income 10.6% 5-Year CAGR 9.1% 5-Year CAGR A N N U A LIZ E D 98 Total Revenue ($ millions) Pre-Tax Income ($ millions) 220 215 230 330 342 341 103 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 4,264 206 A N N U A L IZ E D A N N U A L IZ E D

PRIVATE CLIENT GROUP Fee-Based Accounts, 55.3% Mutual Funds, 18.9% Equities and Fixed Income Securities, 12.3% Insurance and Annuity Products, 10.9% New Issue Sales Credits, 2.6% SECURITIES COMMISSIONS AND FEES (quarter ended March 31, 2017) * 78% of PCG’s total revenue was recurring for the quarter ended March 31, 2017; recurring revenues include asset based fees, trailing commissions from mutual funds, variable annuities and insurance products, mutual fund service fees, fees earned on funds in our multi-bank sweep program, and interest. RECURRING REVENUE* Recurring revenue driven largely by a high concentration of fee-based accounts. 99

PRIVATE CLIENT GROUP 1,002 1,036 1,171 1,353 1,483 1,507 825 610 835 1,082 1,186 1,245 1,247 762 FY 11 FY 12 FY 13 FY 14 FY 15 FY 16 FYTD 17 RJIS RJL RJA RJFS 1,818 2,056 2,455 1,730 * First two quarters of fiscal 2017, annualized. Note: RJA includes MK beginning in FY 2012. Charts not to scale 3,460* 10% 5-YR CAGR Compared to 2011, the current mix between the employee (RJA) and independent (RJFS) channels is more balanced. Commissions and Fees ($ millions) 2,758 2,937 100 2,978

PRIVATE CLIENT GROUP 101 SUCCESSFUL RECENT ACQUISITIONS ADVISOR RETENTION ADVISOR RETENTION Note: retention rates are at closing of transaction

Geographic Expansion • Significantly accelerates strategic expansion in the Northeast • Increases presence in several markets with highest wealth concentration • Provides a strong foundation for continued growth Broader Product and Service Offerings • Alternative investments and structured products • Private Institutional Client and institutional offerings • Block trade and equity syndicate Delivering the Whole Firm • Accelerates RJ Bank expansion through tailored loans, securities based loans, and mortgages • Enhances cross-selling opportunities across divisions UHNW Market • Strengthens private client franchise with addition of ~200 advisors ($1.3 million average production) • Deepens RJF’s robust platform with complementary capabilities tailored to the high- net-worth client segment PRIVATE CLIENT GROUP 102 ALEX. BROWN – VALUE ADD TO RAYMOND JAMES

PRIVATE CLIENT GROUP 103 REGULATORY EXPECTATIONS

Maintain Choice COMPLIANCE WITH THE DOL FIDUCIARY RULE 104  Focus on serving advisors and their clients  Continuing to offer both commission-based and fee-based IRA accounts OUR APPROACH  Eliminate material conflicts  Making changes so the Best Interest Contract is not required for fee-based IRA accounts (e.g., sweeping client cash in fee-based IRA accounts to RJ Bank)  Transition to a product neutral payout for all channels  Reducing ranges of prices/expenses for various products (e.g., level commission/pricing schedules for annuities and UITs; still in process of negotiating with mutual fund partners) Minimize Disruption Support Advisors  Invest in technology and infrastructure to support compliance  Focusing on increasing documentation of communications and/or recommendations  Implementing technology and processes to assist our advisors and their clients with required transitions and ongoing relationship monitoring (e.g., mutual funds custodied directly with mutual fund companies) Changes to advisor payouts, client pricing, and support from product providers will be required to offset a portion of the increased costs associated with complying with the DOL Fiduciary Rule.

PRIVATE CLIENT GROUP OUTLOOK Continued success recruiting and retaining financial advisors Investing heavily in products, technology, supervision and compliance to help our advisors better serve their clients 105

106 EXECUTIVE COMMITTEE BIOS

EXECUTIVE COMMITTEE BIOS 107 Paul Reilly Chairman & Chief Executive Officer Raymond James Financial Presenting Paul Reilly became chief executive officer of Raymond James Financial in May 2010, after joining the firm’s management team as president and CEO-designate in May 2009. He has served on the firm’s board of directors since 2006 and has served as Chairman since February 2017. From July 2007 to April 2009, he was executive chairman of Korn/Ferry International, a global provider of talent management solutions with more than 90 offices in 39 countries throughout North America, Latin America, Europe, the Middle East, Africa and Asia Pacific. Mr. Reilly began his tenure with the company as chairman and CEO in 2001. Prior to Korn/Ferry, he was CEO at KPMG International, a firm of more than 100,000 employees with annual revenues of $12 billion. Based in Amsterdam, he was responsible for the overall strategy and implementation of the firm's products, services and infrastructure on a global basis. Before being named CEO at KPMG, he ran the firm's financial services business and earlier had held senior management positions in its real estate consulting group. Mr. Reilly holds his Bachelor of Science degree and MBA from the University of Notre Dame and remains active with the school, serving on the Mendoza Graduate Alumni Board and the Business Advisory Council, and being recognized as a recipient of the Distinguished Alumnus Award in 2004-2005. In addition to his degrees, he earned the Certified Public Accountant designation. He is a financial services industry leader, serving on the board of the Financial Services Roundtable and as an executive committee member of SIFMA, and also is active in charitable causes, including involvement with the National Leadership Roundtable on Church Management, Our Lady of Divine Providence House of Prayer in Clearwater, Florida, the United Way Suncoast, and the American Heart Association’s Tampa Bay Heart Walk.

108 Presenting Steve Raney is a Tampa native and has worked in the area’s banking community since 1988. He is the president and CEO of Raymond James Bank, a wholly owned subsidiary of Raymond James Financial. The bank’s core business includes a residential lending platform that supports the mortgage loan needs of the firm’s clients, specialized lending to high net worth clients, as well as a significant corporate and commercial real estate lending business. Mr. Raney also serves as chairman of the board of Raymond James Trust and is one of the firm’s representatives on the Financial Services Roundtable, an industry leadership group of the 100 largest financial services firms in the country. He also serves as executive sponsor of the Raymond James African Heritage Network, one of the firm’s employee resource groups, and serves as Raymond James’ representative on the board of the Tampa Bay Partnership. Prior to joining Raymond James Bank in 2006, he worked for Bank of America for 17 years serving as Tampa president and commercial banking executive for Central Florida. He earned a bachelor’s degree in finance from the University of Florida and an MBA from the Hough Graduate School of Business at the University of Florida. Mr. Raney serves as chairman of the board of trustees of the Tampa Bay History Center and is on the board of directors for the Pinellas chapter of Starting Right, Now, a program aimed at meeting the needs of homeless high school students. He is one of the founding members of the Tampa Bay Council of the American Enterprise Institute. Steve Raney President and CEO Raymond James Bank EXECUTIVE COMMITTEE BIOS

109 Presenting In addition to his positions as executive vice president of finance and chief financial officer of Raymond James Financial, Inc., Jeff Julien serves as chairman of the board of both Raymond James Trust and Raymond James Bank. He also serves in a director capacity for many of the firm’s other subsidiaries. His responsibilities include managing all aspects of financial reporting, corporate taxation, certain employee benefit and insurance programs, cash management, transaction cost analysis, corporate acquisition analysis and new business development. He also oversees operations of Raymond James Bank and Raymond James Trust. Mr. Julien joined Raymond James in 1983 after working as CPA for Price Waterhouse (now PricewaterhouseCoopers) in Tampa, Florida. He became chief financial officer in 1987. Mr. Julien earned his bachelor’s degree in management science with a concentration in accounting from Duke University in 1978. Jeffrey P. Julien Chief Finance Officer Raymond James Financial EXECUTIVE COMMITTEE BIOS

110 Presenting Serving as president of Raymond James Financial Inc.’s asset management group, Jeff Dowdle oversees the firm’s investment management subsidiaries and fee-based advisory programs. Mr. Dowdle was previously president of the Asset Management Services division and senior vice president of Raymond James & Associates. In 1987, Mr. Dowdle entered the financial services industry as a financial analyst for Simmons & Company International in Houston, Texas. He began his association with Raymond James in 1991 working for Tom James as assistant to the chairman. Mr. Dowdle joined the Asset Management Services division in 1993 and assumed management responsibility in 1999. From 1999 to 2001, he served as a member of the Raymond James & Associates Executive Council and resumed a seat on the council from 2016 to 2018. He served as a director of the Awad Asset Management subsidiary from 2001 to 2006. Mr. Dowdle joined the Money Management Institute board of governors in 2016 and also serves on the Raymond James Operational Risk Management Committee and Non-Qualified Plan Committee. Mr. Dowdle graduated summa cum laude in 1987 from Rice University with a bachelor’s degree in economics and mathematical sciences, and was also inducted as a Phi Beta Kappa member that year. In 1990, he earned his MBA with distinction in finance from the Wharton School of Business at the University of Pennsylvania. He graduated from the Securities Industry Institute at the Wharton School of Business in 1999 and earned his Certified Investment Management AnalystSM designation in 2004. Mr. Dowdle resides in Tampa with his wife, Jeanne, and their children: Matthew, James, Emma and George. His daughter, Elizabeth, and her husband, Eric, reside in North Carolina. Jeff Dowdle President Asset Management Group EXECUTIVE COMMITTEE BIOS

111 Presenting Jeffrey Trocin President Raymond James & Associates Global Equities and Investment Banking Jeff Trocin joined Raymond James in 1986 and serves as president of Global Equities and Investment Banking. He also serves as a member of the firm’s Executive Committee and Capital Markets Commitment Committee. Mr. Trocin initially worked as an investment banker for Raymond James and held a variety of roles in that department prior to assuming leadership of the firm’s Equities and Investment Banking divisions, which includes investment banking, research, institutional sales and trading, and capital markets/syndicate operations, in 1996. Mr. Trocin holds an MBA from the Harvard Business School and a BBA in economics, with honors, from the University of Miami. EXECUTIVE COMMITTEE BIOS

112 Dennis Zank Chief Operating Officer Raymond James Financial Chief Executive Officer Raymond James & Associates Dennis Zank serves as chief operating officer of Raymond James Financial, Inc. as well as Chief Executive Officer of Raymond James & Associates (RJA). In his current role, he oversees our domestic Private Client Group businesses as well as many of the firm’s corporate administrative and support departments. Dennis was appointed president of RJA in 2002 and prior to that role served as executive vice president of operations and administration. In that role, he directed securities and customer operations, client services, information technology, office services, human resources, financial and regulatory reporting, and international operations. Dennis joined Raymond James’ Accounting Department in 1978, becoming the controller in 1982. He was appointed treasurer in 1985 and was promoted to senior vice president in 1986 and executive vice president in 1992. From 2000 to 2006, Dennis served on the board of directors of the Options Clearing Corporation. He also served a three-year term on the board of directors of the National Securities Clearing Corporation from 1994 to 1997. A 1976 graduate of the University of South Florida with a bachelor’s degree in accounting, he earned his MBA from the University of Tampa in 1982. Originally from Michigan, Dennis currently resides in St. Petersburg, Florida with his wife, Marnie. He enjoys boating, fishing, racquetball and golf. Presenting EXECUTIVE COMMITTEE BIOS

113 Bella Allaire Executive Vice President Technology and Operations As executive vice president of technology and operations for Raymond James, Bella Loykhter Allaire oversees the firm’s technology and operations functions, including client service and the technology platforms for our advisors and capital markets professionals. Previously, she was managing director and chief information officer of UBS Wealth Management Americas, where she developed and executed the strategic road map to transform legacy Paine Webber technology into a differentiating wealth management platform. She began her career at Prudential Securities, where she worked for 26 years in a variety of capacities in its technology area before being promoted to executive vice president and chief information officer in 2000. During her tenure as CIO, managing a team of more than 2,000 professionals with a budget of more than $500 million, she was recognized for her leadership in establishing the firm’s technology platform as a model for best practices in supporting financial advisors and their clients. After Wachovia’s acquisition of Prudential Securities in 2003, Ms. Allaire became a technology strategy consultant to Morgan Stanley and served as CEO of Wealthigen, initiating a securities line of business for Exigen Group, a software development firm. Her professional affiliations include Fortune magazine’s 500 Most Powerful Women in Business, Wall Street Technologists Board of Directors and the NASDAQ Technology Group. Born and educated in Ukraine, earning her bachelor’s degree from Lviv University, she immigrated to the United States in 1977. Not Presenting EXECUTIVE COMMITTEE BIOS

114 Not Presenting Paul Allison Chairman and CEO Raymond James Ltd. As chairman and chief executive officer of Raymond James Ltd., Paul Allison oversees business-building efforts and strategic leadership of the firm’s Canadian operations, including Equity Capital Markets and Private Client and Corporate Services. Mr. Allison also oversees Raymond James Financial business in the UK. Prior to joining the firm in August 2008, he worked as executive vice president and vice-chairman at Merrill Lynch Canada, as well as co- head of the firm’s investment banking business. Before joining Merrill, he was head of equity capital markets at BMO Nesbitt Burns, one of Canada’s leading bank-owned investment dealers. Mr. Allison brings more than 30 years of senior capital markets and investment banking experience to this role, including underwriting and arranging public and private debt and equity capital raising, as well as developing and managing retail products. An active volunteer in various charitable and industry organizations, he is board chair of Drug Free Kids Canada, past board chair of the Humber River Hospital, member of the Humber River Hospital Foundation campaign cabinet, a member of the board of directors of the Industry Investment Regulatory Organization of Canada, member of the Deans Business Advisory Council DeGroote School of Business McMaster University, and a former director of the Investment Industry Association of Canada. Mr. Allison holds a Master of Business Administration degree and a bachelor’s degree in mechanical engineering and management from McMaster University. He is a member of the Association of Professional Engineers of British Columbia. EXECUTIVE COMMITTEE BIOS

115 Not Presenting John Carson is president of Raymond James Financial, Inc. and a member of the firm’s executive committee. He also serves as head of the fixed income and public finance divisions, as well as head of corporate development for RJF. Mr. Carson joined Raymond James in April 2012 when Morgan Keegan was acquired by Raymond James. He joined Morgan Keegan in the fixed income department in 1994 and became chief executive officer of Morgan Keegan & Company in 2008. He served on the ALCO and management committees of Regions Financial Corporation from 2007 to 2012. Mr. Carson began his career at Chase Manhattan Bank in New York and in Caracas, Venezuela, where he focused on correspondent banking and currency arbitrage. He subsequently joined Morgan Stanley & Co., where he traded repo, U.S. agency debt, and mortgage-backed securities in New York and Tokyo. He briefly worked for Security Pacific as director of agency trading in Los Angeles and subsequently U.S. dollar-denominated trading in Tokyo, before returning to Morgan Stanley to serve as manager of asset-backed products in Asia. Originally from La Jolla, California, Mr. Carson holds a Bachelor of Arts degree from Dartmouth College, with a double major in international economics and history, and an MBA from Harvard Business School. He and his wife, Suki, have four sons. John Carson Jr. President Raymond James Financial EXECUTIVE COMMITTEE BIOS

116 Not Presenting As president of Raymond James Financial Services (RJFS), Scott Curtis directs Raymond James’ independent advisor business, including its Financial Institutions Division. The 3,900 financial advisors of RJFS generate approximately 30% of the firm's annual revenues. Mr. Curtis was promoted to his current position in January 2012 following six years as senior vice president of Raymond James & Associates Private Client Group (PCG) where he was responsible for prioritizing and directing numerous initiatives focused on revenue growth, efficiency enhancements, service improvement and risk mitigation. Mr. Curtis joined Raymond James in February 2003 as president of Raymond James Insurance Group, having spent the prior 13 years of his career with GE Financial Assurance in a variety of senior leadership roles – including as national sales director for mutual funds and annuities and as president of the firm’s FINRA-registered broker/dealer. Mr. Curtis earned an MBA from the Ross School of Business at the University of Michigan and received a bachelor’s degree in economics and English from Denison University. Mr. Curtis serves on the board of the Financial Services Institute, is a member of the FINRA Independent Dealers/Insurance Affiliates Committee and is a board member of the Chi Chi Rodriguez Youth Foundation. Scott Curtis President Raymond James Financial Services Private Client Group EXECUTIVE COMMITTEE BIOS

117 Not Presenting As President of Raymond James & Associates (RJA) since January 2012, Tash Elwyn supports the financial advisors in our employee Private Client Group. He also serves on the Board of Raymond James Bank and was formerly on the Board of Raymond James Trust. Prior to being appointed to his current position, Elwyn served for five years as divisional director, senior vice president of the Atlantic Division of RJA. In that role, he devoted his energies to attracting new advisors to the firm and supporting advisors’ growth plans and adoption of best practices. Elwyn began his career at Raymond James in 1993 as a financial advisor trainee out of college. After building a successful practice, he became an assistant branch manager in Atlanta and subsequently a branch manager in Chattanooga. Elwyn is a graduate of Emory University in Atlanta and has continued to be active with the school throughout his career. He has served on the Emory Board of Governors, the Emory College Alumni Board and the Alumni Admissions Network, and has been a mentor in the Emory Career Network. Elwyn is also an alumnus of the Securities Industry Institute, an educational partnership between the Wharton School of the University of Pennsylvania and the Securities Industry and Financial Markets Associations (SIFMA), and completed the Strategic Thinking and Management for Competitive Advantage program at the Aresty Institute of Executive Education at Wharton. Most recently, he attended the Darden/SNL Executive Program in Bank Financial Leadership at the University of Virginia. Alongside other top executives throughout the state, Elwyn was a member of the 2016 Florida Executive Leadership Program. A native of Boston, Elwyn grew up in Stone Mountain, Georgia, and today lives in St. Petersburg, Florida, with his wife and two children. He is active locally in the University of South Florida Corporate Mentor Program, as a board member of the St. Petersburg Opera, the St. Petersburg Area Chamber of Commerce and the Pinellas Education Foundation. Tash Elwyn President Raymond James and Associates Private Client Group EXECUTIVE COMMITTEE BIOS

EXECUTIVE COMMITTEE BIOS 118 Jonathan N. Santelli Executive Vice President and General Counsel Raymond James Financial Prior to joining Raymond James as executive vice president and general counsel, Jonathan Santelli was senior vice president and deputy general counsel of First Republic Bank, where he lead legal and compliance coverage for the bank’s private wealth management business and advised on a variety of consumer, business banking and bank regulatory matters. Prior to joining First Republic, Mr. Santelli was with Bank of America from 2009 to 2013. At Bank of America, he was general counsel for private wealth management, including U.S. Trust and Merrill Lynch Private Banking & Investments, from 2009 to 2011 and general counsel for preferred and small business banking from 2011 to 2013. Prior to joining Bank of America, Mr. Santelli was with Merrill Lynch & Co. from 2000 to 2008, where he held a variety of positions in the office of the general counsel, including acting as the head of the strategic M&A and private equity counsel group. Mr. Santelli started his career as an associate at Clifford Chance LLP (f/k/a Rogers & Wells LLP) in New York, where he was a member of that firm’s corporate departments and practiced in the areas of M&A, private equity and securities law. Mr. Santelli obtained his Juris Doctor, magna cum laude, from St. John’s University School of Law in 1996 and his Bachelor of Arts in economics and accounting from the College of the Holy Cross in 1993. Not Presenting

119 Tom James Chairman Emeritus Raymond James Financial Thomas A. James is Chairman Emeritus of the Raymond James Financial, Inc. (NYSE: RJF) Board of Directors. He was previously CEO and Chairman of the Board for more than 40 years before handing over those roles to Paul Reilly in 2010 and 2017, respectively. From 2010 to 2017, he served as Executive Chairman of the Board. He also is Chairman of subsidiary broker/dealer Raymond James & Associates, Inc., (member New York Stock Exchange/SIPC) and affiliate Eagle Asset Management. Mr. James graduated magna cum laude from Harvard College in 1964 and from Harvard Business School in 1966, where he was a Baker Scholar and graduated with high distinction. He also holds a Juris Doctor from Stetson College of Law, St. Petersburg, Florida, and obtained his CERTIFIED FINANCIAL PLANNER™ certification in 1978. Mr. James has previously served on the boards of numerous public companies. In addition, Mr. James is a past chairman of the Financial Services Roundtable, the Securities Industry Association (now SIFMA), the Southern District of the SIA and the District 7 Business Conduct Committee of the National Association of Securities Dealers, and a past president of the Florida Security Dealers Association, as well as Raymond James Bank, NA and Heritage Family of Funds (subsidiaries of Raymond James Financial, Inc.). Mr. James is a past member and chairman of the Florida Council of 100 and member of the board of trustees of the Salvador Dalί Museum. He serves on the Board of Dean’s Advisors at Harvard Business School and is chairman of the board of the Chi Chi Rodriguez Youth Foundation. He is also a past chairman of the Florida Council of Economic Education. Mr. James has been an active participant with United Way of Tampa Bay, as a member of the board of directors, campaign chair and as founding chairman of the organization’s Alexis de Tocqueville Society in 1987. He is a past member of the board of Junior Achievement of Pinellas County and has served as Commodore of the Treasure Island Tennis & Yacht Club. Mr. James has received numerous awards and honors for his industry leadership, support of the arts, philanthropic activities and community service. His interests include tennis, golf and art collecting, particularly art of the Southwestern United States. Not Presenting CHAIRMAN EMERITUS BIO

APPENDIX 120

SCHEDULE OF NON-GAAP INFORMATION (continued on next slide) Year ended September 30, 2016 Net Income attributable to RJF, Inc. (GAAP basis) 529,350$ Non-GAAP adjustments: Acquisition-related expenses (1) 40,706 Tax effect of non-GAAP adjustments (2) (13,793) Non-GAAP adjustments, net of tax 26,913 Adjusted net income attribtuable to RJF-Non-GAAP 556,263$ Non-GAAP earnings per common share: Adjusted non-GAAP basic 3.91$ Adjusted non-GAAP diluted 3.84$ Average equity - GAAP (3) 4,693,138$ Adjusted average equity - non-GAAP (3) (4) 4,702,461$ Return on equity - GAAP 11.3% Adjusted return on equity - non-GAAP basis (5) 11.8% Pre-tax income attributable to RJF, Inc. - GAAP 800,643$ Total pre-tax non-GAAP adjustments (as detailed above) 40,706 Adjusted pre-tax income attributable to RJF non-GAAP 841,349$ Pre-tax margin on net revenues - GAAP 14.8% Pre-tax margin on net revenues - non-GAAP (6) 15.6% 121

Footnote Explanations: 1. The non-GAAP adjustment adds back to pre-tax income acquisition-related expenses incurred during the fiscal year associated with our acquisitions. 2. The non-GAAP adjustment reduces net income for the income tax effect of the pre-tax non-GAAP adjustments, utilizing the fiscal year effective tax rate to determine the current tax expense. 3. Computed by adding the total equity attributable to RJF as of each quarter-end date during the fiscal year, plus the beginning of the fiscal year total, divided by five. 4. The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table. 5. Computed by utilizing the adjusted net income attributable to RJF non-GAAP and the average equity non- GAAP. See footnotes (3) and (4) above for the calculation of average equity non-GAAP. 6. Computed by dividing the adjusted pre-tax income attributable to RJF by net revenues (GAAP basis). (continued from prior slide) SCHEDULE OF NON-GAAP INFORMATION 122

SCHEDULE OF NON-GAAP INFORMATION (continued on next slide) 2011 2012 2013 Pre-tax income attributable to RJF, Inc. - GAAP basis 461,247$ 471,525$ 564,187$ Non-GAAP adjustments: Acquisition related expenses (1) - 59,284 73,454 RJF's share of Raymond James European Securities ("RJES") goodwill impairment expense (2) - - 4,564 RJES restructuring expense (3) - - 1,902 Interest expense (4) - 1,738 - Loss on auction rate securities repurchased (5) 41,391 - - Pre-tax non-GAAP adjustments 41,391 61,022 79,920 Pre-tax income attributable to RJF, Inc. - Non-GAAP basis 502,638 532,547 644,107 Income tax expense: Income tax provision - GAAP basis 182,894 175,656 197,033 Income tax provision - impact of Non-GAAP items (6) 16,412 22,731 27,908 Income tax provision - Non-GAAP 199,306 198,387 224,941 Net income attributable to RJF - Non-GAAP 303,332$ 334,160$ 419,166$ Non-GAAP adjustments to common shares outstanding (7) - (1,396) - Non-GAAP earnings per common share: Non-GAAP basic 2.40$ 2.53$ 3.01$ Non-GAAP diluted 2.39$ 2.51$ 2.95$ Average equity - GAAP basis (8) 2,472,726$ 3,037,789$ 3,465,323$ Average equity - Non-GAAP basis (9) 2,477,722$ 3,027,259$ 3,483,531$ Return on equity 11.3% 9.7% 10.6% Return on equity - non-GAAP basis (10) 12.2% 11.0% 12.0% Year ended September 30, (in thousands, except per share amounts) 123

Footnote Explanations: 1. The non-GAAP adjustment adds back to pre-tax income one-time acquisition and integration expenses associated with acquisitions that were incurred during each respective period. 2. The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense associated with our RJES reporting unit. 3. The non-GAAP adjustment adds back to pre-tax income restructuring expenses associated with our RJES operations. 4. The non-GAAP adjustment adds back to pre-tax income the incremental interest expense incurred during the March 31, 2012 quarter on debt financings that occurred in March 2012, prior to and in anticipation of, the closing of the Morgan Keegan acquisition. 5. The non-GAAP adjustment adds back to pre-tax income the loss associated with the resolution of the auction rate securities matter. 6. The income tax effect of all the pre-tax non-GAAP adjustments, utilizing the effective tax rate applicable to the respective year. 7. The non-GAAP adjustment to the weighted average common shares outstanding in the basic and diluted non-GAAP earnings per share computation reduces the actual shares outstanding for the effect of the 11,075,000 common shares issued by RJF in February 2012 as a component of the financing of the Morgan Keegan acquisition. 8. Computed by adding the total equity attributable to RJF, Inc. as of each quarter-end during the year-to-date period, plus the beginning of the year total, divided by five. 9. The calculation of non-GAAP average equity includes the impact on equity (the after-tax effect) of the pre-tax non-GAAP adjustments described in the table above, as applicable for each respective period. 10. Computed by utilizing the net income attributable to RJF, Inc.-non-GAAP basis and the average equity-non-GAAP basis, for each respective period. See footnotes 8 and 9 above for the calculation of average equity-non-GAAP basis. (continued from prior slide) SCHEDULE OF NON-GAAP INFORMATION 124

SCHEDULE OF NON-GAAP INFORMATION 125 Six months ended March 31, 2017 ($ in thousands, except per share amounts) Net income attributable to RJF, Inc. 259,322$ Non-GAAP adjustments: Acquisition-related expenses 13,752 Other Expenses: Extinguishment of senior notes payable 8,282 Jay Peak settlement 130,000 Sub-total pre-tax non-GAAP adjustments 152,034 Tax effect of non-GAAP adjustments (1) (46,020) Non-GAAP adjustments, net of tax 106,014 Adjusted net income attributable to RJF, Inc. 365,336$ Pre-tax income attributable to RJF, Inc. 371,892$ Total pre-tax non-GAAP adjustments (as detailed above) 152,034 Adjusted pre-tax income attributable to RJF, Inc. 523,926 Pre-tax margin on net revenues (2) 12% Adjusted pre-tax margin on net revenues (2) 17% GAAP earnings per common share: Basic 1.81$ Diluted 1.77$ Non-GAAP earnings per common share: Adjusted basic 2.55$ Adjusted diluted 2.49$ Average equity (3) $5,068,391 Adjusted average equity (3) (4) $5,153,967 Return on equity (5) 10.20% Adjusted return on equity (5) 14.20%

(continued from prior slide) SCHEDULE OF NON-GAAP INFORMATION 126 Footnote Explanations: 1. The non-GAAP adjustments reduce net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense. 2. Computed by dividing the pre-tax income attributable to RJF by net revenues, for each respective period. 3. For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by three. 4. The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period. 5. Computed by dividing annualized net income by average equity for each respective period.